1 CENTERPOINT ENERGY 2005 DEFERRED COMPENSATION PLAN (As Amended and Restated Effective January 1, 2009) Fifth Amendment WHEREAS, CenterPoint Energy, Inc., a Texas corporation (the “Company”), maintains the CenterPoint Energy 2005 Deferred Compensation Plan, as amended and restated effective January 1, 2009 and thereafter amended (the “Plan”); WHEREAS, pursuant to Section 7.1 of the Plan, the Board of Directors of the Company may amend or terminate the Plan at any time; WHEREAS, the Company heretofore amended the Plan to cease deferrals of Compensation under the Plan for Participation Years beginning on or after January 1, 2023; WHEREAS, the Company desires to amend the Plan to (i) resume deferrals of Compensation under the Plan for Participation Years beginning on or after January 1, 2026 and (ii) designate the Employees eligible to participate in the Plan for such Participation Years; and NOW, THEREFORE, the Company does hereby amend the Plan as follows, effective as of January 1, 2026: 1. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan. 2. Notwithstanding any prior amendment to the Plan, a Participant may defer Compensation under the Plan for Participation Years beginning on or after January 1, 2026, subject to the terms of the Plan without regard to the Second Amendment to the Plan. For the sake of clarity, a Bonus that qualifies as “performance-based compensation” under Code Section 409A(a)(4)(B) may not be deferred under the Plan if the performance period ends prior to January 1, 2026.

2 3. The definition of “Employee” under Section 1.2 shall be amended to read as follows: "Employee" means any person, including an officer of any Employer (whether or not he or she is also a director thereof), who is employed by an Employer on a full- time basis and is compensated for such employment by a regular Salary. 4. The definition of “Participant” under Section 1.2 shall be amended to read as follows: "Participant" means (i) a Director (who may be referred to herein as a "Director Participant") or an Employee (who may be referred to herein as an "Employee Participant") who is eligible to participate in the Plan pursuant to Section 3.1 hereof and (ii) who has elected to participate in the Plan pursuant to Section 3.3. 5. Section 3.1 of the Plan shall be amended to read as follows: “3.1 Eligibility of Employees and Directors. An Employee shall be eligible to participate in the Plan for a Participation Year if his or her position with the Company is at senior vice president level or higher on June 1 of the year preceding the Participation Year. Further, any Employee hired or promoted to a position at senior vice president level or higher after June 1 but no later than November 1 of the year preceding a Participation Year shall be eligible to participate in Plan for the Participation Year, but only with respect to deferrals of Salary under Section 3.4 or in respect of a Bonus that does not qualify as “performance-based compensation” under Code Section 409A(4)(B) earned in respect of the Participation Year. No Director shall be eligible to participate in the Plan.” 6. Section 3.2 of the Plan shall be deleted in its entirety, and the section number shall be reserved. 7. The first sentence of Section 3.3 of the Plan shall be amended to read as follows: “To defer Compensation under the Plan, an Employee who is eligible to participate in the Plan under Section 3.1 must notify the Committee, in the form and manner prescribed by the Committee, that he or she chooses to participate in the Plan.” 8. Section 6.1 of the Plan shall be amended to read as follows: 6.1 Limitation of Rights. Nothing in this Plan shall be construed to:

3 (a) Limit the right of the Company to amend the Plan pursuant to Section 7.1 to change (or eliminate entirely) the Participants eligible to make deferral elections pursuant to this Plan in respect of any future Plan Year; (b) Limit in any way the right of the Employer to terminate a Participant's employment at any time; or (c) Be evidence of any agreement or understanding, express or implied, that the Company or any other Employer will employ a Participant in any particular position or at any particular rate of remuneration. IN WITNESS WHEREOF, CenterPoint Energy, Inc. has executed these presents as evidenced by the signature of its officer affixed hereto, this ______ day of July 2025, but effective as set forth above. CENTERPOINT ENERGY, INC. By: Jason Wells President and Chief Executive Officer ATTEST: Vincent A. Mercaldi Assistant Corporate Secretary